THIS AGREEMENT is made on the                       day of                  1996

BETWEEN

(1) CHINA TRAVEL FOK TAI (MACAU) LIMITED, whose registered office is at Rua Da Praia Grande, No. 26 Edificio Banco Comercial de Macau, 16(degree) Andar, Macau ("A");

(2) SINGASAT PTE LIMITED, whose registered office is at 31 Exeter Road, Comcentre, Singapore 239732, Republic of Singapore ("B");

(3) KWANG HUA DEVELOPMENT & INVESTMENT LIMITED, whose registered office is at 1608 Jardine House, 1 Connaught Place, Central, Hong Kong ("C");

(4) CHIA TAI INTERNATIONAL TELECOMMUNICATION COMPANY LIMITED, whose registered office is at 21/F., Far East Finance Centre, 16 Harcourt Road, Hong Kong ("D");

(5) CHINA TELECOMMUNICATIONS BROADCAST SATELLITE CORPORATION, whose legal address is at No. 2, Xi To Cheng Road, Beijing, People's Republic of China ("E");

(6) CHINA AEROSPACE CORPORATION, whose legal address is at 8 Fucheng Lu, Haidian District, Beijing, People's Republic of China ("F");

(7) CHINA SATELLITE LAUNCH & TRACKING CONTROL GENERAL, whose legal address is at No. 4 Bei San Huen Zhong Lu, Beijing People's Republic of China ("G"); and

(8) APT SATELLITE INTERNATIONAL COMPANY LIMITED, whose registered office is at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "Company").

WHEREAS:

(A) The Company is a private company limited by shares incorporated in the British Virgin Islands under the International Business Companies Act, 1984 and as at the date hereof has an authorised capital of US$50,000.00 divided into 50,000 ordinary shares of US$1.00 each. As at the date hereof 700 of such shares have been issued and are fully paid up and are beneficially owned as to 100 shares each by A, B, C, D, E, F and G.

(B) The Shareholders (as defined herein) have agreed to enter into this Agreement to set out the arrangements between them as to the management and operation of the Company, through which they will hold a majority shareholding interest in APT Satellite Holdings Limited ("Holdings"), a company incorporated in Bermuda, the securities of which are to be listed on The Stock Exchange of Hong Kong Limited (the "SEHK") and the New York Stock Exchange, Inc. (the "NYSE").

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.01     In this Agreement, unless the context requires otherwise:

         "Affiliate" means, in relation to any Shareholder, any subsidiary or holding company of such Shareholder, any subsidiary of any such holding company, any company in which such Shareholder or any such holding company holds or controls directly or indirectly not less than 20% of the issued share capital, and any partnership in which such shareholder or any such holding company is a partner;

         "APT" means APT Satellite Company Limited, a company incorporated in Hong Kong with limited liability;

         "APT Group" means the group comprising APT and its existing subsidiaries and other companies in which APT has interests and, following the listing of the securities of Holdings on the SEHK and the NYSE, means the group comprising Holdings and its subsidiaries and other companies in which it has interests;

         "Articles of Association" means the articles of association of the Company for the time being;

         "Board" means the Company's board of directors as constituted from time to time;

         "Business" means the business described in Clause 3;

         "Companies Act" means the International Business Companies Act, 1984, as amended, of the British Virgin Islands;

         "Director(s)" means director(s) of the Company;

         "Holdings Share(s)" means share(s) of HK$0.10 each in the capital of Holdings;

         "Resolution" means the shareholders' resolution of the Company in the form set out in Schedule 2, to be passed by the Shareholders pursuant to Clause 2(a);

         "Share(s)" means ordinary share(s) of US$1 each in the capital of the Company; and

         "Shareholders" means A, B, C, D, E, F, and G and the expression "Shareholder" means A, B, C, D, E, F or G or any of them, as the context shall require.

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).


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1.03     References herein to Clauses and Schedules are to clauses in and the schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04 The expressions "A", "B", "C", "D", "E", "F", "G", the "Shareholders" and the "Company" shall, where the context permits, include their respective successors and permitted assigns.

1.05 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.06 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.       ORGANISATION OF THE COMPANY

         As soon as practicable after the execution of this Agreement, the Shareholders will procure that:

         (a) the Resolution is passed to amend the existing Articles of Association; and

         (b)      Ernst & Young are appointed the auditors of the Company.

3.       ACTIVITIES OF THE COMPANY

         The Shareholders shall procure that unless otherwise agreed, the business of the Company shall be to invest in and hold shares or securities of Holdings.

4.       FURTHER CAPITAL

         In the event that the Board resolves that the Company requires further working capital then the Shareholders may (if they so agree) provide the same but only in the respective proportions of their shareholdings in the Company by way of capital injection or interest-free loans (repayable on demand provided always that all repayments of such loans shall be made to the Shareholders pro rata according to the respective principal amounts outstanding to each Shareholder at the date of each repayment) or such other form of financing as the Shareholders shall agree.

5.       MATTERS REQUIRING THE CONSENT OF ALL SHAREHOLDERS

         The Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company shall not (and the Company hereby agrees that it will not) without the prior written approval of the Shareholders, which approval may be given by the Shareholder or a Director appointed by it or his alternate (and, for this purpose, each Director appointed by a Shareholder and his alternate shall be deemed to have authority to bind that Shareholder in relation to the


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         provisions of this Clause unless that Shareholder shall have given prior written notice to the other Shareholders that the relevant Director does not have such authority):

         (a)      carry on any business other than the Business;

         (b) except the receipt of Holdings Shares as a result of any capitalisation issue of shares or distribution in specie by Holdings, subscribe for, acquire or dispose of any Holdings Shares (whether pursuant to a rights issue, a warrant issue, a scrip dividend scheme or otherwise);

         (c)      change its name or its memorandum or articles of association;

         (d) issue or agree to issue or grant any option over or right to acquire any additional Shares or purchase or redeem any Shares;

         (e)      vary any rights attaching to any Shares;

         (f)      consolidate, subdivide or convert any of its share capital;

         (g) pass any resolution the result of which would be its winding up, liquidation or receivership, or make any composition or arrangement with creditors;

         (h) make any recommendation or determination as to further working capital, or declare or pay any dividend in cash or specie except in accordance with the Articles of Association;

         (i) incorporate any subsidiary or permit the disposal or dilution of its interest, directly or indirectly, in any subsidiary or acquire shares in any company or dispose of any shares in any company or acquire or dispose of any loans or loan capital;

         (j)      consolidate or merge with or acquire any other business;

         (k)      enter into any partnership or joint venture arrangement;

         (l) issue any debentures or other securities convertible into shares or debentures of the Company;

         (m) create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of its undertaking or assets;

         (n) borrow any sum other than by way of loans from its Shareholders pursuant to Clause 4;

         (o)      make any loan or advance or give any credit;


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         (p)      give any guarantee or indemnity for or otherwise secure the liabilities or obligations of any person;

         (q) sell, transfer, lease, assign or otherwise dispose of any part of its undertaking, property or assets (or any interest therein) or contract so to do;

         (r) purchase any property or asset (or any interest therein) or contract so to do;

         (s)      make any capital expenditure;

         (t) undertake anything which would require accounting treatment by way of provision reserve or extraordinary item;

         (u)      grant any power of attorney or delegate Directors' powers;

         (v)      change its auditors;

         (w)      alter its financial year end;

         (x) adopt the annual accounts or amend the accounting policies or reporting practices previously adopted by it;

         (y)      elect, settle or compromise any major tax claims or elections;

         (z)      change its registered office;

         (aa) commence, defend or settle any litigation, arbitration or other proceedings;

         (bb) make, amend or terminate any contract, loan, guarantee or other arrangement with any Shareholder or any Affiliate of a Shareholder except pursuant to Clause 4 or Clause 7.03;

         (cc) make, amend or terminate any long-term, unusual or onerous contract or take any action which could, as a consequence of any action taken by another party, result in any of the same.

6.       FURTHER OBLIGATIONS AND UNDERTAKINGS OF SHAREHOLDERS

6.01 Each of the Shareholders hereby covenants and undertakes in favour of the other Shareholders that it will not transfer or permit to be transferred any Holdings Shares held by such Shareholder directly or indirectly (otherwise than through the Company), until the expiry of the period ending six months from the date of commencement of dealings of the Holdings Shares on the SEHK.

6.02 Each of the Shareholders shall itself be responsible and liable for all of its own filing, reporting and other obligations to Holdings and/or to the SEHK, the Securities and


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         Futures Commission of Hong Kong ("SFC"), the NYSE, the Securities and
         Exchange Commission of the United States ("SEC") and/or to any other regulatory authority as may be applicable to such Shareholder in respect of its interests or deemed interests in the securities of Holdings under the Securities (Disclosure of Interests) Ordinance of Hong Kong or any other applicable law or regulatory requirements.

6.03 The Shareholders shall procure that the Company shall comply with all of its filing, reporting and other obligations to Holdings and/or to SEHK, the SFC, the NYSE, the SEC and/or to any other regulating authority as may be applicable to the Company in respect of its interests or deemed interests in the securities of Holdings under the Securities (Disclosure of Interests) Ordinance of Hong Kong or any other applicable law or regulatory requirements.

6.04 The Company shall, and the Shareholders will procure that the Company shall:

         (a) keep true and accurate books of account and records in accordance with usual accounting practices and procedures; and

         (b) allow the Shareholders and their authorised representatives the right during normal business hours to inspect its books and accounting records, to make extracts and copies therefrom at their own expense.

6.05 Each the Shareholders acknowledges and confirms that this Agreement is entered into between them and will be performed in a spirit of mutual co-operation, trust and confidence.

7.       TRANSFERS OF SHARES

7.01 Subject to provisions hereof, no transfer of any Shares shall be made by any Shareholder until the expiry of the period ending six months from the date of commencement of dealings of the Holdings Shares on the SEHK, and no transfer shall be made thereafter unless the provisions contained in Schedule 1 are complied with in respect of such transfer and no Shareholder shall otherwise sell, mortgage, charge, or otherwise dispose of or encumber the whole or any part of its shareholding in the Company or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest. Without prejudice to the foregoing, no transfer of any Shares shall be made by any Shareholder within the period of one year from the date of commencement of dealings of the Holdings Shares on the SEHK if such transfer would cause Holdings to be in breach of any provisions of the Rules Governing the Listing of Securities on the SEHK (in particular, but without limitation, rule 10.07 thereof).

7.02 Notwithstanding Clause 7.01, the Shareholders agree that a transfer of Shares to a transferee which is and remains a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder shall be permitted provided that:


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
         (a) the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer; and

         (b) the Shares will be re-transferred to the transferor Shareholder immediately upon the transferee ceasing to be a wholly-owned subsidiary of such ultimate holding company.

7.03 It shall be a condition precedent to the right of any Shareholder to transfer any Shares (including a transfer under Clause 7.02) that the transferee (if not already bound by the provisions of this Agreement) executes in such form as may be reasonably required by the other Shareholders a deed of ratification and accession under which the transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto.

7.04 The Shareholders will procure that the Directors shall register any transfer of Shares which complies with the provisions of this Clause 7 and Schedule 1.

7.05 All transfers between the Shareholders, whether pursuant to this Clause 7 or any other provision of this Agreement shall be effected by the transferor selling as beneficial owner free and clear of all liens charges and encumbrances and together with all rights attaching thereto. Upon completion, the transferor shall deliver to the transferee duly executed transfers in respect of the Shares transferred in favour of the transferee together with the relative share certificates against payment by the transferee of the price due in respect thereof. The Shareholders shall do or procure to be done all such acts and things as may be necessary to give full effect to the transfers and the registration thereof. If the transferor shall fail duly to deliver such transfers, it hereby irrevocably appoints the transferee its agent and attorney with full power to execute complete and deliver in its name and on its behalf the necessary transfers upon terms that forthwith upon execution and registration, the transferee shall, make the payment or payments due in respect thereof to the transferor.

8.       DEFAULT

8.01 In the event that a Shareholder (in this Clause 8 referred to as the "Defaulter") commits an act of default within the meaning of Clause
         8.02 and written notice is given to it by the other Shareholders, then the other Shareholders not in default shall have an option to purchase all of the Shares of the Default in proportion to their respective shareholdings in the Company or in such other proportion as the other Shareholders may agree at any time during the period of two months from the date of default. Upon expiry of such two-month period, the "call" option in favour of the other Shareholders not in default shall lapse if not previously exercised.

8.02 For the purposes of Clause 8.01, a Shareholder shall be deemed to have committed an act of default:

         (a) if a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Defaulter or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Defaulter or of all or any part of its business or assets (except, in the case of any such administration, reorganisation or reconstruction, where the other Shareholders have given their prior consent to such administration, reorganisation or reconstruction and/or the relevant action(s) in relation thereto); if the Defaulter stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or if a creditor takes possession of all or any part of the business or assets of the Defaulter or any execution or other legal process is enforced against the business or any substantial asset of the Defaulter and is not discharged within 60 days;

         (b) if the Defaulter ceases or threatens to cease to carry on all of its business or if the Defaulter disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all of its business or assets of the Defaulter;

         (c) if the Defaulter is in material breach of its obligations hereunder and such breach, if capable of remedy, has not been remedied at the expiry of 30 days following written notice to that effect having been served on the Defaulter by all of the other Shareholders not in default indicating the steps required to be taken to remedy the failure; or

         (d) if the Defaulter persistently and unreasonably withholds its consent in relation to any matter set out in Clause 7 in such a way as substantially to jeopardise the business or operations of the Company.

8.03 The "call" option provided in Clause 8.01 in favor of the Shareholders not in default shall be exercised by all of the other Shareholders not in default serving on the Defaulter written notice (an "Option Notice") of their wish to exercise the option. The Option Notice shall not be revocable by the other Shareholders otherwise than with the consent in writing of the Defaulter. Upon service of an Option Notice, the Defaulter shall become bound to sell the Shares specified therein at the price and in accordance with the terms set out in Clauses 8.04,
         8.05 and 8.06.

8.04 The price at which such purchase or sale shall take place shall be the fair value thereof, determined as provided in paragraph D of Schedule 1.

8.05 Completion of the purchase or sale pursuant to an Option Notice shall take place no later than 28 calendar days after the date on which the fair value applicable thereto shall have been determined or the date on which the Option Notice is served or the date on which the condition set out in Clause 8.06 shall have been fulfilled, whichever is the latest.


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
8.06 Completion of a purchase pursuant to an Option Notice shall be conditional upon all necessary government and other consents having been obtained and being valid and subsisting.

9.       CONFIDENTIALITY

9.01     Each of the Shareholders covenants and undertakes with the others that:

         (a) it will not at any time hereafter make use of or disclose or divulge to any third party any information relating to the Company or any member of the APT Group provided that this obligation shall not extend to information:

                  (i) which is in or comes into the public domain otherwise than through the default of such Shareholder;

                  (ii) which was already in the possession of such Shareholder prior to the negotiations between the parties hereto leading to the execution of this Agreement as evidenced by documentation in such Shareholder's possession at the date hereof;

                  (iii) the disclosure of which is agreed by all of the Shareholders; or

                  (iv) which is properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction or the requirements of the relevant stock exchanges or regulatory authorities;

         (b) it will not at any time hereafter in relation to any trade, business or company use a name including the word "APT" or any similar word in such a way as to be capable of or likely to be confused with the name of the Company or any member of the APT Group and shall use all reasonable endeavours to procure that no such name shall be used by any person, firm or company with which it is connected; and

         (c) it will procure that its Affiliates will observe the restrictions contained in the foregoing provisions of this Clause 9.01 and that its employees will observe the restrictions contained in Clause 9.01(a).

9.02 Each and every obligation under this Clause 9 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 9 and any such deletion shall not affect the enforceability of such parts of this Clause 9 as remain not so deleted.

9.03 The parties hereto agree that having regard to all the circumstances the covenants and undertakings contained in this Clause 9 are reasonable and necessary for the protection of the Company and the Shareholders and further agree that having regard to those circumstances the said covenants do not work harshly upon them. However, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Company or the Shareholders but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

10.      MISCELLANEOUS

10.01 The parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give full effect to the terms and intent of this Agreement.

10.02 Each party hereto shall pay its own legal and professional fees, costs and disbursements of and incidental to this Agreement.

10.03 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

         To A:             China Travel Fok Tai (Macau) Limited
                           c/o China Travel Service (Holdings) H.K. Ltd. 19/F., CTS House
                           78-83 Connaught Road Central
                           Hong Kong

                           Fax Number                 : (852) 2854 1827
                           Attention                  : Ms Li Shu Tuan

         To B:             SingaSat Pte Limited
                           31 Exeter Road, Comcentre
                           Singapore 239732
                           Republic of Singapore

                           Fax Number                 : (65) 734 8119
                           Attention                  : Mr Ho Siaw Hong

         To C:             Kwang Hua Development & Investment Limited
                           1608 Jardine House
                           1 Connaught Place
                           Central
                           Hong Kong


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
                           Fax Number                 : (852) 2840 1286
                           Attention                  : Mr. David Lee

         To D:             Chia Tai International Telecommunication Company
                           Limited
                           21/F, Far East Finance Centre
                           16 Harcourt Road
                           Hong Kong

                           Fax Number                 : (852) 2861 2514
                           Attention                  : Mr Ngai Man

         To E:             China Telecommunications Broadcast Satellite
                           Corporation
                           No.2, Xi To Cheng Road
                           Beijing
                           People's Republic of China

                           Fax Number                 : (8610) 6202 9505/(8610)
                                                        6202 6997
                           Attention                  : Mr Zhou Ze He

         To F:             China Aerospace Corporation
                           8 Fucheng Road Lu
                           Haidian District
                           Beijing
                           People's Republic of China

                           Fax Number                 : (8610) 6837 0043
                           Attention                  : Mr Li Bao An/
                                                        Mr Zhang Xin Xia

         To G: China Satellite Launch & Tracking Control General No. 4 Bei San Huen Zhong Lu
                           Beijing
                           People's Republic of China

                           Fax Number                 : (8610) 6202 2301
                           Attention                  : Mr Li Bao Ming

         To the Company:            APT  Satellite International Company Limited
                                    Room 3111-3112, 31/F
                                    One Pacific Place
                                    88 Queensway
                                    Hong Kong

                                    Fax Number        : (852) 2522 0419
                                    Attention         : Mr He Ke Rang

         Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched subject to receipt of machine-printed confirmation or error-free despatch.

10.04 No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

10.05 No party hereby shall be entitled to assign this Agreement or its rights or obligations hereunder save as expressly provided herein.

10.06 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto and it is expressly declared that no variations hereof shall be effective unless made in writing.

10.07 Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Shareholders and none of the Shareholders shall have any authority to bind or commit the other.

10.08 In the event of any conflict or inconsistency between the memorandum of association of the Company or the Articles of Association and this Agreement, the provisions of this Agreement shall prevail.

11.      DURATION OF AGREEMENT

11.01 Any Shareholder which ceases to be a beneficial owner of Shares in accordance with the provisions of this Agreement shall thereupon cease to be bound or have the benefit of the terms of this Agreement (other than Clause 10) save and in respect of antecedent breaches and obligations and liabilities which have arisen hereunder prior to such cessation.

11.02 This Agreement shall continue in force so long as there is more than one Shareholder or until such time as all of the then remaining Shareholders shall agree to its termination.

11.03 The termination of this Agreement shall not prejudice or affect any rights or liabilities under this Agreement acting prior to such termination.


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
12.      GOVERNING LAW AND JURISDICTION

12.01 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

12.02 A hereby irrevocably appoints APT Satellite Company Limited of Room 3111-3112, 31/F, One Pacific Place, 88 Queensway, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of A for this purpose, A shall promptly appoint a successor agent and notify the other parties hereto. A agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

12.03 B hereby irrevocably appoints Singapore Telecommunications Limited (Hong Kong Representative Office) of 35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of B for this purpose, B shall promptly appoint a successor agent and notify the other parties hereto. B agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

12.04 E hereby irrevocably appoints APT Satellite Company Limited of Room 3111-3112, 31/F, One Pacific Place, 88 Queensway, Hong Kong as its agent to receive and acknowledge on its behalf services of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of E for this purpose, E shall promptly appoint a successor agent and notify the other parties hereto. E agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

12.05 F hereby irrevocably appoints APT Satellite Company Limited of Room 3111-3112, 31/F, One Pacific Place, 88 Queensway, Hong Kong as its agent to receive and acknowledge on its behalf services of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of F for this purpose, F shall promptly appoint a successor agent and notify the other parties hereto. F agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

12.06 G hereby irrevocably appoints APT Satellite Company Limited of Room 3111-3112, 31/F, One Pacific Place, 88 Queensway, Hong Kong as its agent to receive and acknowledge on its behalf services of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of G for this purpose, G shall promptly appoint a successor agent and notify the other parties hereto. G agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

12.07 The Company hereby irrevocably appoints APT Satellite Company Limited of Room 3111-3112, 31/F, One Pacific Place, 88 Queensway, Hong Kong as its agent to receive and acknowledge on its behalf services of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Company for this purpose, the Company shall promptly appoint a successor agent and notify the other parties hereto. The Company agrees that any such legal process shall be sufficiently served on it if delivered to such agent for the service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

13.      COUNTERPARTS

         This agreement may be executed in any number of counterparts, each of which shall deemed to be an original document and all of which, taken together shall constitute one and the same agreement, and any party to this Agreement may enter into the same by executing and delivering a counterpart hereof.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED by                                            )
for and on behalf of                                 )
CHINA TRAVEL  FOK TAI                                )
(MACAU) LIMITED                                      )
in the presence of:                                  )

SIGNED by                                            )
for and behalf of                                    )
SINGASAT PTE LIMITED                                 )
in the presence of:                                  )

SIGNED by                                            )
for and on behalf of                                 )
KWANG HUA DEVELOPMENT                                )
& INVESTMENT LIMITED                                 )
in the present of:                                   )

SIGNED by                                            )
for and on behalf of                                 )
CHIA TAI INTERNATIONAL                               )
TELECOMMUNICATION                                    )
COMPANY LIMITED                                      )
in the presence of:                                  )

SIGNED by                                            )
for and on behalf of                                 )
CHINA TELECOMMUNICATIONS                             )
BROADCAST SATELLITE                                  )
CORPORATION                                          )
in the presence of:                                  )

SIGNED by                                            )
for and on behalf of                                 )
CHINA AEROSPACE                                      )
CORPORATION                                          )
in the presence of:                                  )

SIGNED by                                            )
for and on behalf of                                 )
CHINA SATELLITE LAUNCH                               )
& TRACKING CONTROL GENERAL                           )
in the presence of:                                  )

SIGNED by                                            )
for and on behalf of                                 )
APT SATELLITE                                        )
INTERNATIONAL                                        )
COMPANY LIMITED                                      )
in the presence of:                                  )

                                   SCHEDULE 1

                               Transfers of Shares

(A) The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of Shares which are not fully paid. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

(B) Save as provided in paragraph (J) of this Schedule and subject to any agreement between all of the Shareholders no transfer or disposal of any Shares or any interest in any Shares shall be made by a Shareholder except in compliance with Clause 7 of this Agreement and the following provisions of this Schedule and no Shareholder shall otherwise sell, mortgage, charge or otherwise dispose of or encumber any Shares or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

(C) Before transferring or disposing of its Shares or any interest in its Shares (save in the case of transfer by way of security) the Shareholder proposing to transfer or dispose of the same (hereinafter called the "Transferor") shall give a notice in writing (hereinafter called a "Transfer Notice") to the Company and the other Shareholders that it desires to transfer or dispose of the same. The Transfer Notice shall specify:

         (a) the number of Shares and/or any interest therein which the Transferor wishes to transfer or dispose of (which may be all or part only of the Shares then held by the Transferor but shall in no circumstances be 5 per cent or less of the issued voting share capital of the Company) (hereinafter called the "Relevant Shares"); and

         (b) the price at which the Transferor is willing to sell the Relevant Shares.

         The Transfer Notice shall constitute the Company the agent of the Transferor for the sale of the Relevant Shares at the Prescribed Price (as hereinafter defined) during the Prescribed Period (as defined in paragraph (E) of this Schedule) to the other Shareholders and save as provided in paragraph (E) of this Schedule shall not be revocable except with the consent of the other Shareholders.

(D) If the price stated in the Transfer Notice shall be accepted by all the other Shareholders, such price shall be the Prescribed Price. If such price shall not be so accepted but if within one month after the date on which the Transfer Notice was given the Transferor and the other Shareholders shall have agreed a price for the sale of the Relevant Shares then such price shall be the Prescribed Price. In default of such agreement the Directors shall forthwith appoint an independent merchant bank or other financial adviser of first class international repute (as selected by shareholders for the time being holding in aggregate a simple majority of the Shares) (the "Expert") to determine and certify in writing the sum considered by it to be the fair value of the Relevant Shares as at the date of the Transfer Notice (the "Reference Price"). The costs of such determination shall be borne by the Transferor. The Expert shall act hereunder as expert and not as arbitrator. The Expert's determination of the Reference Price shall not be final and binding on the Shareholders, but the Shareholders shall, with reference to the Reference Price, negotiate in good faith a price for the sale of the Relevant Shares. If such negotiated price (which may or may not be the Reference Price) is so agreed within one month of the date on which the Expert shall have notified the Directors of its determination of the Reference Price (the "Reference Price Determination Date"), then such price shall be the Prescribed Price. For the purpose of this Schedule the fair value of the Relevant Shares shall be the higher of the Net Asset Value of the Relevant Shares determined by reference to the then prevailing accounting principles of the Company and the Open Market Value of the Relevant Shares at the date of the Transfer Notice where:

         (a) the "Net Asset Value" of the Relevant Shares shall be ascertained by dividing the net asset value of the Company at the date of the Transfer Notice by the number of Shares of the Company then in issue and multiplying the resultant amount by the number of Relevant Shares and taking full account of any element of control attaching to the Relevant Shares or conferred by the transfer of the Relevant Shares or the relevant part thereof. In determining the net asset value of the Company, the value attributable to any Holdings Share held by the Company shall be the average of the closing price of one Holdings Share on the SEHK on each of the 10 trading days on which there were dealings in Holdings Shares on the SEHK immediately prior to the date of the Transfer Notice; and

         (b) the "Open Market Value" of the Relevant Shares shall be ascertained on the following assumptions and bases:

                  (i) valuing the Relevant Shares as on an arm's length sale between a willing vendor and a willing purchaser;

                  (ii) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

                  (iii) that the Relevant Shares are subject to the restrictions on transfers contained in this Schedule;

                  (iv) taking full account of any rights and obligations attached to the Relevant Shares whether by virtue of any contract or otherwise; and

                  (v) taking full account of any element of control attaching to the Relevant Shares or conferred by the transfer of the Relevant Shares or the relevant part thereof or the fact that the Relevant Shares represent a minority interest only in the Company (as the case may be).

(E) If the Prescribed Price is accepted or agreed as aforesaid, the Prescribed Period shall commence on the date of the Transfer Notice or the date of such agreement, if later, and shall expire one month thereafter. If the Prescribed Price is not so accepted or agreed within one month of the Reference Price Determination Date then the Transfer Notice shall be deemed to have been withdrawn and the transfer of the Relevant Shares shall not proceed. For the avoidance of doubt, such withdrawal of the Transfer Notice shall not prevent the Transferor from submitting a fresh notice in the future in respect of a transfer of all or any Shares held by it in accordance with paragraph (C) of this Schedule.

(F) Subject to, and promptly following, acceptance or agreement on the Prescribed Price as aforesaid, the Relevant Shares shall be offered by the Company by notice in writing to the other Shareholders for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period.

(G) If there shall only be one Shareholder who applies for all or any of the Relevant Shares within the Prescribed Period, the Company shall give notice in writing thereof to the Transferor and the Transferor shall be bound upon payment to transfer such of the Relevant Shares to such Shareholder as he has applied for. The purchase shall be completed at a place and time to be appointed by the Directors not being less than three days nor more than ten days after the date of such notice, and, subject to compliance with the provisions of Clause 7 of this Agreement, the Directors shall be bound to register the transfer.

(H) If there shall be more than one Shareholder who applies within the Prescribed Period for all or any of the Relevant Shares, the Directors shall allocate the Relevant Shares (or so many of them as shall have been applied for as aforesaid) to or amongst the applicants in proportion as nearly as may be to the number of Shares held by them in the Company as at the date of the Transfer Notice provided that if not all Shareholders accept the offer in their respective proportions in full any Relevant Shares not so accepted shall be used to satisfy requests from other Shareholders as nearly as may be in proportion to their requests. However, no Shareholder shall be obliged to take more than the maximum number of the Relevant Shares specified by him as aforesaid. The Directors shall forthwith give notice of such allocations to the Transferor and the Shareholders to whom the Relevant Shares have been allocated and shall specify in the said notice the place and time, being not less than three days nor more than ten days after the date of such notice at which the sale of the Relevant Shares so allocated shall be completed. The Transferor shall be bound upon payment to transfer the Relevant Shares so allocated to the relevant Shareholders and subject to compliance with the provisions of Clause 7 of this Agreement, the Directors shall be bound to register the transfers.

(I) If by the foregoing procedures the Directors shall have received acceptances from Shareholders in respect of part only of the Relevant Shares within the Prescribed Period then they shall forthwith give notice in writing of that fact to the Transferor. The Transferor shall then be entitled at any time within six months after the date of the Directors' said notice to sell and transfer all or part of those Relevant Shares which have not been accepted as aforesaid to any person or corporation approved by the other

         Shareholders (such approval not to be unreasonably withheld or delayed) at any price, being not less than the Prescribed Price (or a proportion of the Prescribed Price which represents the proportion of the Relevant Shares to be transferred) and, subject to compliance with the provisions of Clause 7 of this Agreement, the Directors shall be bound to register the same.

(J) The foregoing provisions of this Schedule shall not apply to any transfer to which the consent in writing of all the Shareholders is given.

                                   SCHEDULE 2

                                 The Resolution

RESOLVED THAT the Articles of Association of the Company be hereby amended as follows:

(1) By adding the following Articles after Article 1.1 as new Article 1.1(A), 1.1(B) and 1.1(C):

         "1.1(A)  Foundation        China Telecommunications Broadcast Satellite
                  Members           Corporation, Chia Tai International
                                    Telecommunication Company Limited, China
                                    Aerospace Corporation and China Satellite
                                    Launch & Tracking Control General.

         1.1(B)   Foundation        A director appointed by a Foundation Member
                  Member Director   in accordance with Article 11.3(b).

         1.1(C)   Holdings          APT Satellite Holdings Limited, a company
                                    incorporated in Bermuda."

(2)      By deleting the words "a simple majority" in the third line of Article
         1.4.1 and replacing them with the word "two-thirds"; and by adding the words "and provided that no more than three (3) Foundation Member Directors vote against such resolution" to the end of Article 1.4.1 after the word "abstain".

(3) By deleting the existing Article 1.5.1.1 in its entirety and substituting it with the following Article as new Article 1.5.1.1:

         "1.5.1.1 two-thirds or such larger majority as may be specified in the Articles, of the members present in person or by proxy; or, in case of a poll vote, two-thirds of the votes voting in favour of the resolution, or".

(4) By deleting the words "a simple majority" in the first line and the sixth line respectively of Article 1.5.1.2 and substituting them in each case with the word "two-thirds".

(5) By deleting Article 1.5.2 (including Articles 1.5.2.1 and 1.5.2.2) in its entirety.

(6) By deleting the words "Regulation" and "Regulations" wherever they appear in Articles 4.12, 4.12.2, 4.14, 7.4, 8.5, 10.16, 12.8, 18.6 and
         20.1 and substituting them with the words "Article" and "Articles" respectively in each case.

(7)      By adding the words "and in these Articles" in the first line of
         Article 5.1 after the word "Memorandum".

(8) By deleting the existing Article 5.3 in its entirety and by adding the following Articles after Article 5.2 as new Articles 5.3 and 5.4:

         "5.3     (a)      Subject to Article 5.4, the directors may, in their
                           absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share. The directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

                  (b) Notwithstanding Article 5.4, a transfer of shares to a transferee which is and remains a wholly-owned subsidiary of the ultimate holding company of the transferor member shall be permitted provided that:

                           (i) the obligations of the transferor member under any agreement between all the members will remain unaffected by the proposed transfer; and

                           (ii) the shares will be re-transferred to the transferor member immediately upon the transferee ceasing to be a wholly-owned subsidiary of such ultimate holding company.

                  (c) Where shares are transferred to a party who is not for the time being a member of the Company, the transferor shall cause the transferee of the shares to deliver to the Company a deed of ratification and accession in such form as may reasonably be required by the other members under which the transferee shall agree to be bound by and shall be entitled to the benefit of any existing agreement between the members as if the transferee was an original party thereto.

         5.4      (a)      Save as provided in Article 5.4(i) and subject to any
                           agreement between all of the members of the Company, no transfer or disposal of any shares or any interest in any shares shall be made by a member except in compliance with Article 5.3 and the following provisions of this Article 5.4 and no member shall otherwise sell, mortgage, charge or otherwise dispose of or encumber any shares or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

                  (b) Before transferring or disposing of its shares or any interest in its shares (save in the case of transfer by way of security) the member proposing to transfer or dispose of the same (hereinafter called the "Transferor") shall give a notice in writing (hereinafter called a "Transfer Notice") to the Company and the other members that it desires to transfer or dispose of the same. The Transfer Notice shall specify:

                           (i) the number of shares and/or any interest therein which the Transferor wishes to transfer or dispose of (which may be all or part only of the shares then held by the Transferor but shall in no circumstances be 5 per cent or less of the issued voting share capital of the Company) (hereinafter called the "Relevant Shares"); and

                           (ii) the price at which the Transferor is willing to sell the Relevant Shares.

                           The Transfer Notice shall constitute the Company the agent of the Transferor for the sale of the Relevant Shares at the Prescribed Price (as defined in Article 5.4(c)) during the Prescribed Period (as defined in
                           Article 5.4(d)) to the other members and save as provided in Article 5.4(d) shall not be revocable except with the consent of the other members.

                  (c) If the price stated in the Transfer Notice shall be accepted by all the other members, such price shall be the Prescribed Price. If such price shall not be so accepted but if within one month after the date on which the Transfer Notice was given the Transferor and the other members shall have agreed a price for the sale of the Relevant Shares then such price shall be the Prescribed Price. In default of such agreement the directors shall forthwith request an independent merchant bank or other financial adviser of first class international repute (as selected by members for the time being holding in aggregate a simple majority of the shares) (the "Expert") to determine and certify in writing the sum considered by it to be the fair value of the Relevant Shares as at the date of the Transfer Notice (the "Reference Price"). The costs of such determination shall be borne by the Transferor. The Expert shall act hereunder as expert and not as arbitrator. The Expert's determination of the Reference Price shall not be final and binding on the Shareholders, but the Shareholders shall, with reference to the Reference Price, negotiate in good faith a price for the sale of the Relevant Shares. If such negotiated price (which may or may not be the Reference Price) is so agreed within one month of the date on which the Expert shall have notified the Directors of its determination of the Reference Price (the "Reference Price Determination Date"), then such price shall be the Prescribed Price. For the purpose of this Article 5.4 the fair value of the Relevant Shares shall be the higher of the Net Asset Value of the Relevant Shares determined by reference to the then prevailing accounting principles of the Company and the Open Market Value of the Relevant Shares at the date of the Transfer Notice where:

                           (1) the "Net Asset Value" of the Relevant Shares shall be ascertained by dividing the net asset value of the Company at the date of the Transfer Notice by the number of shares of the Company then in issue and multiplying the resultant amount by the number of Relevant Shares and taking full account of any element of control attaching to the Relevant Shares or conferred by the transfer of the Relevant Shares or the relevant part thereof. In determining the net asset value of the Company, the value attributable to any share of Holdings ("Holdings Share") held by the Company shall be the average of the closing price of one Holdings Share on The Stock Exchange of Hong Kong Limited on each of the 10 trading days on which there were dealings in Holdings Shares on The Stock Exchange of Hong Kong Limited immediately prior to the date of the Transfer Notice; and

                           (2) the "Open Market Value" of the Relevant Shares shall be ascertained on the following assumptions and bases:

                                    (i)      valuing the Relevant Shares as on
                                             an arm's length sale between a
                                             willing vendor and a willing
                                             purchaser;

                                    (ii)     if the Company is then carrying on
                                             business as a going concern, on the
                                             assumption that it will continue to
                                             do so;

                                    (iii)    that the Relevant Shares are
                                             subject to the restrictions on
                                             transfers contained in these
                                             Articles;

                                    (iv)     taking full account of any rights
                                             and obligations attached to the
                                             Relevant Shares whether by virtue
                                             of any contract or otherwise; and

                                    (v)      taking full account of any element
                                             of control attaching to the
                                             Relevant Shares or conferred by the
                                             transfer of the Relevant Shares or
                                             the relevant part thereof or the
                                             fact that the Relevant Shares
                                             represent a minority interest only
                                             in the Company (as the case may
                                             be).

                           (d) If the Prescribed Price is accepted or agreed as aforesaid, the Prescribed Period shall commence on the date of the Transfer Notice or the date of such agreement, if later, and shall expire one month thereafter. If the Prescribed Price is not so accepted or agreed within one month of the Reference Price Determination Date then the Transfer Notice shall be deemed to have been withdrawn and the transfer of the Relevant Shares shall not proceed. For the avoidance of doubt, such withdrawal of the Transfer Notice shall not prevent the Transferor from submitting a fresh notice in the future in respect of a transfer of all or any Shares held by it in accordance with
                                    Article 5.4(b).

                           (e)      Subject to, and promptly following,
                                    acceptance or agreement on the Prescribed
                                    Price as aforesaid, the Relevant Shares
                                    shall be offered by the Company by notice in writing to the other Shareholders for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period.

                           (f) If there shall only be one member who applies for all or any of the Relevant Shares within the Prescribed Period, the Company shall give notice in writing thereof to the Transferor and the Transferor shall be bound upon payment to transfer such of the Relevant Shares to such member as he has applied for. The purchase shall be completed at a place and time to be appointed by the directors not being less than three days nor more than ten days after the date of such notice, and, subject to compliance with the provisions of Article 5.3, the directors shall be bound to register the transfer.

                           (g) if there shall be more than one member who applies within the Prescribed Period for all or any of the Relevant Shares, the directors shall allocate the Relevant Shares (or so many of them as shall have been applied for as aforesaid) to or amongst the applicants in proportion as nearly as may be to the number of shares held by them in the Company as at the date of the Transfer Notice provided that if not all members accept the offer in their respective proportions in full any Relevant Shares not so accepted shall be used to satisfy requests from other members as nearly as may be in proportion to their requests. However, no member shall be obliged to take more than the maximum number of the Relevant Shares specified by him as aforesaid. The directors shall forthwith give notice of such allocations to the Transferor and the members to whom the Relevant Shares have been allocated and shall specify in the said notice the place and time, being not less than three days nor more than ten days after the date of such notice at which the sale of the Relevant Shares so allocated shall be completed. The Transferor shall be bound upon payment to transfer the Relevant Shares so allocated to the relevant members and, subject to compliance with the provisions of Article 5.3, the directors shall be bound to register the transfers.

                           (h) If by the foregoing procedures the directors shall have received acceptances from members in respect of part only of the Relevant Shares within the Prescribed Period then they shall forthwith give notice in writing of that fact to the Transferor. The Transferor shall then be entitled at any time within six months after the date of the directors' said notice to sell and transfer all or part of those Relevant Shares which have not been accepted as aforesaid to any person or corporation approved by the other members (such approval not to be unreasonably withheld or delayed) at any price, being not less than the Prescribed Price (or a proportion of the Prescribed Price which represents the proportion of the Relevant Shares to be transferred) and, subject to compliance with the provisions of
                                    Article 5.3, the directors shall be bound to registered the same.

                           (i) The foregoing provisions of this Article 5.4 shall not apply to any transfer to which the consent in writing of all the member is given."

(9) By adding the words "Subject to the provisions of Article 5.4(a)," at the beginning of Article 8.1 and replacing the word "Member" in the first line of Article 8.1 with the word "member".

(10) By inserting the words "shall be subject to the provisions of Article 5.4(a) and" between the words "Regulation 8" and "shall" in the first line of Article 8.5.

(11) By deleting the existing Articles 10.11 and 10.12 in their entirety and substituting them with the following Articles as new Articles 10.11 and 10.12:

         "10.11 Unless otherwise determined by the Company in general meeting, the quorum for general meetings for all purposes shall be two-thirds of the members for the time being present in person or by proxy, or if their number is not 3 or a multiple of 3, then the number nearest to two-thirds but not less than 4. The quorum shall consist of at least one (1) representative from each Foundation Member, and no business shall be transacted at any general meeting unless the requisite quorum herein-mentioned is present throughout the meeting.

         10.12 In the event that any general meeting is frustrated by the absence of a quorum by reason of the absence of one or more of the Foundation Members, such meeting should automatically be reconvened without further notice thirty (30) days after the original date of such meeting at the same time and place. The members present at such reconvened meeting shall be deemed a quorum; provided that two-thirds of the member for the time being present in person or by proxy, or if their number is not a multiple of 3, then the number nearest to two-thirds. No business shall be transacted at any general meeting unless the requisite quorum herein-mentioned is present throughout the meeting."

(12) By adding the words "all the" between the words "of" and "members" in the first and second lines of Article 10.20 and by deleting the words ", but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolutions" in Article 10.20.

(13)     By adding the following Article as new Article 10.21:

         "10.21 Unless a poll is demanded, all voting of members in respect of any matters shall be by show of hands, and in the case of a poll, every member shall have one vote for each share of which he is the holder.".

(14) By adding the words "in accordance with Article 11.3." after the words "the directors shall be elected" in the second line of Article 11.1 and by deleting the existing Articles 11.1.1 and 11.1.2 in their entirety.

(15) By deleting the existing Article 11.3 in its entirety and substituting it with the following Article as new Article 11.3:

         "11.3    (a)      The Company shall have a minimum of eight (8)
                           directors. The maximum number of directors shall be sixteen (16).

                  (b) Each member shall have the right to nominate up to two (2) directors as their respective representatives in the board of directors. Each member shall effect any appointment or removal by depositing written notice at the Company's registered office and sending a copy thereof to the other members. Any member removing a director shall be responsible for and shall indemnify the other members and the Company against any claim of whatever nature arising out of such removal. If a member ceases to hold shares in the Company, it will procure the resignation of all the directors appointed by it and will indemnify the other members against any claims which may be brought by such directors.

                  (c) The Company shall have one (1) Chairman and three (3) Vice-Chairmen.

                  (d) The Chairman and Vice-Chairmen shall be nominated by the Foundation Members and elected by the directors of the Company.

                  (e) The directors of the Company shall have the power at any time, and from time to time, to appoint a person as an additional director."

(16) Be deleting the existing Article 11.5 in its entirety and substituting it with the following Article as new Article 11.5:

         "11.5 The Company may remove any director by a resolution passed by not less than three-fourths of the vote cast by such members as, being entitled so to do, vote in person or where proxies are allowed, by proxy, at a meeting of the members and may by resolution of members appoint another person in his stead, provided that the minimum number of directors shall not, in any circumstances, be less than eight
                  (8).".

(17)     By adding the following Articles after Article 11.11 as new Articles
         11.12 and 11.13:

         "11.12 The directors shall ensure that meetings of the board of directors of the Company are held no less than twice per year.

         11.13    The office of a director shall be vacated if the director:

                  (a) resigns his office by notice in writing to the Company; or

                  (b) becomes bankrupt or makes an arrangement with his creditors generally; or

                  (c)      becomes of unsound mind; or

                  (d) is removed from office by a resolution passed by not less than three-fourths of the votes cast by such members as, being entitled so to do, vote in person or, where proxies are allowed, by proxy, at a meeting of the members of the Company; or

                  (e)      is removed by the member which appointed him.".

(18) By adding the sentence "A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors." to the beginning of Article 13.3 and by deleting the words "not less than 3 days" from the first line and the words "3 days" in the second line of the existing Article 13.3.

(19) By deleting the existing Articles 13.5 and 13.6 in their entirety and substituting them with the following Articles as new Articles 13.5 and 13.6:

         "13.5 Unless otherwise determined by the Company in general meeting, the quorum for meetings of directors shall be two-thirds of the directors for the time being, or if their number is not a multiple of 3, then the number nearest to two-thirds. As a secondary requirement, the quorum shall consist of at least one (1) Foundation Member Director appointed by each Foundation Member. If a quorum is not present at any meeting because the secondary requirement is not achieved then such meeting shall automatically be reconvened thirty (30) days after the original date of such meeting at the same time and place. At any such reconvened meeting the secondary requirement as mentioned above shall no longer apply to determine whether a quorum is present at such meeting. No business shall be transacted at any meeting of directors unless the requisite quorum herein-mentioned is present throughout the meeting.

         13.6 At any meeting of the directors, no resolution shall be carried unless it is approved by not less than two-thirds of the directors present and voting at the meetings, and provided that no more than three (3) Foundation Member Directors vote against such resolution.".

(20) By deleting the existing Article 13.4 in its entirety and substituting it with the following Articles as new Article 13.4:

         "13.4 Subject to the approval of the board, a director may appoint any person to act for him as an alternate director during his absence, and such appointment shall have effect and such appointee whilst he holds office as an alternate director shall be entitled to notice of meetings of directors, and to attend and vote thereat accordingly; but he shall not require any qualification, and he shall ipso facto vacate office if and when the appointor is present or vacates office as a director or removes the appointee from office, and any appointment and removal under this Article shall be effected by notice in writing under the hand of the director making the same.".

(21) By deleting the words "the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting" in the third line to the sixth line of Article 13.7.

(22) By adding the sentence "Any such resolution in writing may be signed on behalf of a director by his duly appointed alternate." to the end of
         Article 13.8.

(23) By replacing the word "The" with the word "the" where it first appears in the first line of Article 14.1; by adding the words "Subject to the provisions of Article 11.3(d)," at the beginning of Article 14.1; and by deleting the words "a Vice Chairman" in the third line of Article
         14.1 and replacing them with the words "one or more Vice Chairmen".

(24) By deleting the words "the Vice Chairman to act in the absence of the Chairman," in the fifth line of Article 14.2.

(25)     By adding the following Article after Article 15.2 as new Article 15.3:

         "15.3 Any director may be employed by or hold any office of profit under the Company, except that of auditors of the Company, any may act either personally or as a member of a firm or render any professional service to the Company, and may receive remuneration from the Company for so doing in addition to any remuneration payable to him as a director."

(26) By renumbering the existing Article 17 as Article 17.1 and by adding the words "or persons" after the word "person" in the third line of
         Article 17.1 (as renumbered).

(27) By adding the following Articles after Article 17.1 (as renumbered) as new Articles 17.2 and 17.3:

         "17.2 The Seal of the Company shall be kept by the directors and shall not be used except with their authority.

         17.3 All cheques, bills of exchanges, promissory notes and other negotiable instruments issued or required to be signed, endorsed or accepted or otherwise negotiated by the Company shall be signed by such person or persons as the board of directors shall from time to time appoint.".

(28) By deleting the words "The Company may by a resolution of directors" in the first line of Article 18.2 and by substituting them with the words "The directors may, subject to the approval of the members in general meeting,".

(29) By inserting the words ", subject to the approval of the members in general meeting," between the words "may" and "from" in the first line of Article 18.2.

(30) By deleting the words "3 years" in the second line of Article 18.5 and substituting them with the words "1 year"; and by deleting the words "forfeited by resolution of the directors for the benefit of the Company" in the third line of Article 18.5 and substituting them with the words "invested or otherwise made use of by the directors for the benefit of the Company until claimed".

(31) By adding the following Articles after Article 18.10 as new Articles 18.11, 18.12, 18.13 and 18.14:

         "18.11 The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend in the same proportions and to apply either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution.

         18.12 A transfer shall not pass the right to any dividend declared thereon before the registration of the transfer.

         18.13 If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

         18.14 The Directors may retain any interest or dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.".

(32) By deleting the existing Article 21.1 in its entirety and substituting it with the following Article as new Article 21.1:

         "21.1    (a)      A notice may be given by the Company to any member
                           holding registered shares either personally or by sending it by post, telex, or facsimile to him or to his registered address, inside or outside Hong Kong as the case may be. If the said address is outside
                           Hong Kong, service shall be effected by prepaid registered air mail post, telex or facsimile. When a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting of letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of three days after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.
                           When a notice is sent by fax, service of the notice shall be deemed to by effected by properly addressing it marked to the immediate attention of the member's representative, as earlier notified (if any), and to have been effected at the time of despatch subject to receipt of machine-printed confirmation of error-free despatch.

                  (b) A notice may be given by the Company to any member holding bearer shares in the manner provided in the Memorandum.

                  (c) A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member (or for other reason(s) acceptable by the directors) by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, as notified to the Company supplied for the purpose by the persons claiming to be entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

                  (d) Notice of every general meeting shall be given in any manner hereinbefore authorised to:

                           (i)      every member; and

                           (ii)     every person entitled to a share in
                                    consequence of Article 21.1(c).

                           No other person shall be entitled to receive notices of general meetings.

                  (e) All notices required to be given to the members under these Articles must be in the Chinese or English language or both."

                              DATED 6 December 1996
                             ----------------------

(1)      CHINA TRAVEL FOK TAI (MACAU) LIMITED

(2)      SINGASAT PTE LIMITED

(3)      KWANG HUA DEVELOPMENT & INVESTMENT LIMITED

(4)      CHIA TAI INTERNATIONAL TELECOMMUNICATION COMPANY LIMITED

(5)      CHINA TELECOMMUNICATIONS BROADCAST SATELLITE CORPORATION

(6)      CHINA AEROSPACE CORPORATION

(7)      CHINA SATELLITE LAUNCH & TRACKING CONTROL GENERAL

                                       and

(8)      APT SATELLITE INTERNATIONAL COMPANY LIMITED

                      -------------------------------------

                             SHAREHOLDERS' AGREEMENT

                     ---------------------------------------

                                    CONTENTS

Clause                               Heading                                Page

1.       Interpretation.........................................................
2.       Organisation of the Company ...........................................
3.       Activities of the Company..............................................
4.       Further Capital........................................................
5.       Matters Requiring the Consent of All Shareholders .....................
6.       Further Obligations and Undertakings of Shareholders...................
7.       Transfers of Shares ...................................................
8.       Default ...............................................................
9.       Confidentiality .......................................................
10.      Miscellaneous .........................................................
11.      Duration of Agreement .................................................
12.      Governing Law and Jurisdiction ........................................
13.      Counterparts ..........................................................

         Execution .............................................................


Schedule 1        - Transfers of Shares ........................................
Schedule 2        - The Resolution .............................................